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                                                                    Exhibit 10.1
                              RETIREMENT AGREEMENT

          THIS RETIREMENT AGREEMENT (this "Agreement") is entered into as of March 8, 2002 (the "Effective Date") by and between CarrAmerica Realty Corporation (the "Company") and Richard F. Katchuk ("Katchuk").

                                    RECITALS

          A.   Katchuk currently is Chief Financial Officer of the Company.

          B. Katchuk desires to retire as Chief Financial Officer and provide for a smooth transition for a new Chief Financial Officer of the Company.

                                    AGREEMENT

          In consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

          1.   Resignation. In connection with Katchuk's retirement, the Company
               -----------
and Katchuk agree that Katchuk hereby resigns as (i) Chief Financial Officer of the Company, effective as of March 31, 2002 (the "CFO Resignation Date"), and
(ii) as an officer, director, trustee or any other similar position of any subsidiary, affiliate or benefit plan of the Company, effective as of the CFO Resignation Date. Notwithstanding the foregoing resignations, Katchuk shall remain an employee of the Company pursuant to the terms outlined in Section 2 below.

          2.   Transition Employment Period.
               ----------------------------

          (a) Katchuk shall remain employed by the Company from and after the CFO Resignation Date until March 31, 2003 (the "Retirement Date") unless such employment is earlier terminated in accordance with Section 9 below (the "Transition Employment Period"). During the Transition Employment Period, Katchuk shall render to Thomas Carr, or his successor as Chief Executive Officer of the Company, and any person who is subsequently appointed as Chief Financial Officer of the Company (the "New CFO") such services of an advisory or consultative nature as such officers may reasonably request, to enable the Company to continue to have the benefit of his experience and knowledge of the affairs of the Company and to assist in the transition of Katchuk's duties to the New CFO. During the Transition Employment Period, Katchuk shall devote at least 10 hours per week but no more than 15 hours per week to performing his duties for the Company. The Company, acting through Thomas Carr, or his successor as Chief Executive Officer of the Company, or the New CFO shall have sole control of the manner and means of Katchuk performing his services under this Agreement, and Katchuk shall complete such services in accordance with the Company's means and methods of work.

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          (b)  The parties acknowledge and agree that the Katchuk's fulfillment of his obligations to the Company hereunder will not require the Employee's full business time. In the time that the Employee is not providing services to the Company, he may accept other employment or engagements and may participate in any other activities without obtaining the Company's approval thereof; provided, however, that such other employment, engagements and activities (i) do not materially interfere with his ability to perform the services contemplated hereby, (ii) do not involve any violation of this Agreement, (iii) would not otherwise be injurious to the business or reputation of the Company or any of its subsidiaries, and (iv) are reasonably and generally (subject to confidentiality considerations) disclosed in advance by Katchuk to Tom Carr.

          3.   Compensation and Related Matters.
               --------------------------------

               (a)  Base Salary. From and after the Effective Date until the
                    -----------
Retirement Date, the Company shall continue to pay Katchuk a base salary at the annual rate of $380,000 per year, payable at the same time and in the same manner as payments are made to other senior executive officers of the Company (the "Base Salary").

               (b)  Bonus. For the year ended December 31, 2002, the Company
                    -----
shall pay to Katchuk a bonus of $80,750 (representing the pro rated target bonus for Katchuk for January 1, 2002 through March 31, 2002). The bonus amount shall be paid no later than February 28, 2003 at the same time and in the same manner as bonus payments are made to other senior executive officers of the Company.

               (c)  Restricted Stock Units. All restricted stock units held by
                    ----------------------
Katchuk shall remain unaffected by the terms of this Agreement (i.e., they will continue to vest on the same schedule through the Transition Employment Period). Upon termination of Katchuk's employment either upon expiration of the Transition Employment Period or earlier pursuant to Section 9 hereof), the terms of the agreement governing Katchuk's restricted stock units shall govern.

               (d)  Stock Options. All stock options held by Katchuk shall
                    -------------
remain unaffected by the terms of this Agreement (i.e., they will continue to vest on the same schedule from and after the Effective Date through the Transition Employment Period); provided, that if (x) the closing trading price
                               --------
of the Company's common stock is less than $27.90 on the Floor Commencement Date (as defined below), and (y) Katchuk exercises options on or before the Floor Termination Date (as defined below), the Company will pay to Katchuk, promptly after the exercise by him of any stock options outstanding as of the Retirement Date, an amount equal to (i) the difference between $27.90 and the closing trading price of the Company's common stock on the Retirement Date, multiplied by (ii) the number of stock options exercised by Katchuk. As used herein, "Floor Commencement Date" means the first trading day after February 16, 2003 on which the Company's trading window for executive officers and other designated employees is not closed and "Floor Termination Date" means the tenth trading day following the Floor Commencement Date on which the Company's trading window for executive officers and other designated employees is not closed. After termination of Katchuk's employment at the end of the Transition Employment Period, the stock options held by Katchuk, to the extent then

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exercisable, shall remain exercisable for the one year period currently provided in the stock option agreements.

          (e)  Welfare and Pension Plans. From and after the Effective Date
               -------------------------
through the Retirement Date, Katchuk shall participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives, including, without limitation, all medical, hospitalization, disability, dental, life insurance, accidental death and dismemberment and travel accident insurance plans and programs (subject to the terms of those plans) to the extent Katchuk satisfies the eligibility requirements of those plans and programs. In addition, from and after the Effective Date and through the Retirement Date, Katchuk shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives (to the extent Katchuk satisfies the eligibility requirements of those plans ); provided, that Katchuk shall not be
                                           --------
entitled to receive any new stock option or restricted stock unit grants during such period; and provided further, that Katchuk shall not be entitled to
                 -------- -------
participate in the Company's Amended and Restated Executive Deferred Compensation Plan. If Katchuk becomes entitled to continuation coverage (COBRA), prior to the Retirement Date and while this Agreement is in full force and effect, the Company's will pay the difference between the cost of COBRA coverage and the amount of premiums charged to full time employees under any medical, hospitalization and dental insurance plan maintained by the Company for the remaining term of this Agreement.

               (f)  Expenses. From and after the Effective Date and through
                    --------
the Retirement Date, the Company shall continue to promptly reimburse Katchuk for all reasonable business expenses relating to services provided under this Agreement upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in effect or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

               (g)  Relocation Expenses. The Company shall reimburse Katchuk for
                    -------------------
expenses incurred by him in connection with the sale of his residence in Washington, D.C. (i.e., brokerage commissions and other sale-related costs and transportation of household goods to Richmond, Virginia); provided, that the
                                                          --------
amount to be reimbursed shall not exceed $25,000.

          4.   Release.
               -------

               (a) Katchuk, on behalf of himself and his heirs, executors, administrators, successors and assigns, forever releases and discharges the Company and its stockholders and affiliates, and the Company's and its stockholders' and affiliates' respective agents, officers, employees and directors, and their respective successors and assigns, from and against any and all claims, damages, lawsuits, actions, causes of action, and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, including but not limited to, all claims arising from or in any way connected with Katchuk's employment by the Company and the termination of Katchuk's employment with the Company, but excluding any claims, damages or liabilities associated with (i) the continuing option and restricted stock unit agreements, (ii) benefits payable under the terms of employee benefit plans maintained by the Company or its subsidiaries, or (iii) any breach by the Company of the terms

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of this Agreement. This release includes, but is not limited to, rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act, and any other federal, state or local statutes or common-law rights of action prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status or otherwise concerning Katchuk's employment. Katchuk also agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any person or entity released herein in any federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein.

               (b) Katchuk acknowledges that he has carefully read this Agreement which includes the release set forth in Section 4(a) (the "Release of Claims") and fully understands all of its terms. Katchuk is signing this Agreement voluntarily and with full knowledge of its significance and acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

               (c) Katchuk acknowledges that he received this Agreement on March 5, 2002, and that he understands that he has twenty-one (21) days after the foregoing date within which to consider this Agreement, including the Release of Claims, before signing it. Katchuk understands that he has been given the opportunity to and has in fact consulted with legal counsel of his own choosing and that if he signs this Agreement prior to the twenty-first day, he does so on a purely voluntary basis.

               (d) Katchuk further understands that for a period of seven (7) days after he signs this Agreement, which includes the Release of Claims, that he may revoke or cancel it by written notification to the Company and by returning any sums paid to Katchuk under this Agreement, and that this Agreement, including the Release of Claims, will not become effective or enforceable until that seven-day period has passed.

          5.   Confidentiality. Except as authorized or directed by the Company,
               ---------------
Katchuk shall not, at any time during or subsequent to the term of his employment or this Agreement directly or indirectly publish or disclose any confidential information of the Company or any of its affiliates or confidential information of others that has come into the possession of the Company or of any its affiliates or into his possession in the course of his employment with the Company to any person or entity, and Katchuk shall not use any such confidential information for his own personal use or advantage or make it available to others for use. All information, whether written or oral, regarding the business or affairs of the Company or its affiliates, including, without limitation, information as to their products, services, systems, software, finances (including prices, costs and revenues), marketing plans, programs, methods of operation, prospective and existing contracts and other business arrangements or business plans, procedures, and strategies, shall be deemed confidential information, except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without restriction. The Company shall be under no obligation to specifically identify any information as to which the protection of this Section 5 extends by any notice or other action. The parties acknowledge and agree that the foregoing restriction is not intended to prohibit Katchuk from making personal investments in the Company or other public companies; provided, that (i) such investments
                                          --------
are

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made in compliance with Section 6 of this Agreement, and (ii) such investments are not made in violation of federal or state securities laws relating to purchases or sales of securities while in the possession of material non-public information.

          6.   Non-Compete. During the period in which Katchuk is receiving any
               -----------
payments from the Company or any of its subsidiaries and for a period of one year thereafter, without the consent of the Company, acting though Thomas Carr, or his successor as Chief Executive Officer of the Company, Katchuk will not, directly or indirectly, as a stockholder owning beneficially or of record more than five percent of the outstanding shares of any class of stock of any issuer, or as an officer, director, employee, consultant, partner, joint venturer, proprietor or otherwise, engage in or become interested in (a) office real estate management, leasing, development or construction services in the markets in the United States where the Company is engaged in business or (b) any other service that then is directly or indirectly in competition with the Company or any of its subsidiaries (or any of their successors). During the period in which Katchuk is receiving any payments from the Company or any of its subsidiaries and for a period of two years thereafter, Katchuk shall not, without the prior written consent of the Company, solicit or hire or induce the termination of employment of any employees or other personnel providing services to the Company, or any of its subsidiaries, for any business activity, other than a business activity owned or controlled, directly or indirectly, by the Company or any of its subsidiaries.

          7.   No Disparagement. During the period in which Katchuk is receiving
               ----------------
payments from the Company or any affiliate and for a period of two years thereafter, Katchuk shall not make disparaging statements, whether oral or written, regarding the Company or any subsidiary, its business, officers, directors or employees; provided, that the foregoing shall not prohibit Katchuk
                        --------
from making statements regarding the Company as testimony if Katchuk is subpoenaed or otherwise compelled to provide testimony to any legislative, administrative or judicial body. The Company will not assert that disparagement has occured unless the Board, using reasonable judgment, adopts a resolution identifying the specific words or action(s) that constitute disparagement.

          8.   Injunctive Relief. Katchuk acknowledges and agrees that the
               -----------------
compensation, benefits and other entitlements provided to him under this Agreement are adequate consideration for Sections 5, 6 and 7. Katchuk acknowledges and warrants that he will be fully able to earn an adequate livelihood for himself and his dependents if Sections 5, 6 and 7 should be specifically enforced against him. Katchuk also acknowledges that the restrictions contained in Sections 5, 6 and 7 are reasonable and necessary to protect the business and interests of the Company, the Company has relied and is relying upon the enforceability of such restrictions in entering into this Agreement, and any violation of these restrictions will cause substantial irreparable injury to the Company. Therefore, Katchuk agrees that the Company is entitled, in addition to other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of Sections 5, 6 and 7. The restrictions set forth in Sections 5, 6 and 7 shall be construed as independent covenants, and the existence of any claim or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions contained in Sections 5, 6 and 7. Katchuk hereby consents to the jurisdiction over his person of any courts within the

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District of Columbia with respect to any proceedings in law or in equity arising out of this Agreement. If any court of competent jurisdiction shall hold that the restrictions contained in Section 6 are unreasonable as to time or geographical area, said restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.


            9.  Termination of Employment.
                -------------------------

                (a) The Company may not terminate Katchuk`s employment hereunder except for Cause as defined in Section 10 below. If Katchuk's employment is terminated by the Company for Cause, the effective date of Katchuk's termination of employment shall be the date (which may not be retroactive) of written notice of termination given by or on behalf of the Board of Directors of the Company (the "Board") to Katchuk.

                (b) Katchuk's employment hereunder shall also terminate (i) upon Katchuk's death or permanent and total disability (as that term is used in the Company's 1997 Stock Option and Incentive Plan), in which event the effective date of Katchuk's termination of employment shall be the date of Katchuk's death or the commencement of the disability, and (ii) upon 15 days' prior written notice by Katchuk to the Company.

                (c) In the event Katchuk's employment is terminated by the Company for Cause (as defined in Section 10), in the event of Katchuk's total disability, or in the event Katchuk terminates his employment, the Company shall promptly thereafter pay to Katchuk, or his legal representatives, all compensation and expense reimbursement to which he was entitled hereunder only through the date of termination and shall have no further obligation to Katchuk or his legal representatives for compensation and expense reimbursement hereunder.

                (d) If Katchuk's employment is terminated in the event of Katchuk's death, the Company shall promptly pay to Katchuk's estate (i) all compensation and expense reimbursement to which he was entitled hereunder through the date of termination, plus (ii) the extent to which (if at all), the amount of compensation Katchuk would have received pursuant to Section 3(a) and 3(b) hereof had he remained alive exceeds the life insurance proceeds to which Katchuk's beneficiaries are entitled to receive under the Company's life insurance program.

                (e) If Katchuk's employment is terminated in the event of Katchuk's disability, the Company shall promptly pay to Katchuk (i) all compensation and expense reimbursement to which he was entitled hereunder through the date of termination, plus (ii) the extent to which the amount of compensation Katchuk would have received pursuant to Section 3(a) and 3(b) hereof had he remained employed exceeds disability benefits which Katchuk is entitled to receive under the Company's disability insurance program (if any).

                (f) Katchuk and the Company shall use their best efforts to provide for a proper transition and wind-down of the Katchuk's activities hereunder in connection with any termination of Katchuk's employment hereunder.


            10. Cause. For purposes of this Agreement, "Cause" for termination
                -----
of Katchuk's employment by the Company hereunder shall be deemed to exist if (a) Katchuk is found guilty by a court of competent jurisdiction of having committed fraud or theft against the

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Company or having committed a felony; (b) Katchuk is found guilty by a court of competent jurisdiction of having committed a crime involving moral turpitude;
(c) Katchuk shall have compromised trade secrets or other proprietary information of the Company; (d) Katchuk shall have breached in any material respect the provisions of Section 5, 6 or 7 of this Agreement; (e) Katchuk shall have willfully failed or refused to perform material assigned duties; or (f) Katchuk shall have engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or an affiliate thereof, the continuation of which will continue to substantially and materially harm the business and operations of the Company or an affiliate thereof in the future. In the case of a termination of this Company of this Agreement for Cause pursuant to clause (c), (d), (e) or (f) above, such termination shall not occur unless the Board, using reasonable judgment, approves such a termination pursuant to a resolution identifying the specific action(s) on which such termination is based.

            11. No Assignments. This Agreement is personal to each of the
                --------------
parties hereto. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of Katchuk all rights to receive payments hereunder shall become rights of Katchuk's estate.

            12. Amendment; Modification; Waiver. No amendments or additions to
                -------------------------------
this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            13. Successors. The Company will require any successor (whether
                ----------
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            14. Section Headings. The section headings used in this Agreement
                ----------------
are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

            15. Severability. The provisions of this Agreement shall be deemed
                ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

            16. Notices. For purposes of this Agreement, notices and all other
                -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class,

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registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

            If to the Company:

                     CarrAmerica Realty Corporation
                     1850 K Street, NW
                     Washington, D.C. 20006
                     Telecopy No.: (202) 729-1080
                     Attention: Thomas A. Carr, Chief Executive Officer

                     with a copy (which shall not constitute notice) to:

                     CarrAmerica Realty Corporation
                     1850 K Street, NW
                     Washington, D.C. 20006
                     Telecopy No.: (202) 729-1160
                     Attention: Linda A. Madrid, General Counsel

            If to Katchuk:

                     Richard F. Katchuk
                     5305 Clipper Cove Rd.
                     Midlothian, VA 23112


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            17. Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein, except as otherwise specifically provided herein.

            18. Further Assurance. Each of the Company and Katchuk shall at any
                -----------------
time, and from time to time, execute and deliver such further documents as the other may reasonably request to effect fully the purposes of this Agreement.

            19. Interpretation. Each party hereto hereby acknowledges that:
                --------------

                (a) it or he was represented by counsel and had an opportunity to participate equally in the drafting and negotiations of this Agreement;

                (b) such negotiations were extensive and have been conducted on an arm's length basis;

                (c) Katchuk is sophisticated and has substantial experience in business and financial matters; and

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                (d) there are no circumstances surrounding the drafting or negotiations of this Agreement and no other reason that would or should require a court construing this Agreement to construe it more strictly or stringently against one party than against the other party.

            20. Governing Law. This Agreement shall be governed by the laws of
                -------------
the District of Columbia, excluding the choice of law rules thereof.

            21. Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their names and on their behalf as of the date first above written.

Attest:                                     CARRAMERICA REALTY CORPORATION



/s/Linda Madrid                             By:  /s/Thomas A. Carr
--------------------------------------              --------------
Secretary                                   Name:  Thomas A. Carr
                                            Title:  Chief Executive Officer

                                            Date of Execution: March 8, 2002


                                            /s/Richard F. Katchuk
                                               ------------------
                                            RICHARD F. KATCHUK

                                            Date of Execution: March 8, 2002

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